UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

METTLER-TOLEDO INTERNATIONAL INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No Fee Required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:
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(2)    Aggregate number of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)	Proposed maximum aggregate value of transaction:
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(5)	Total fee paid:
☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:
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(2)    Form, Schedule or Registration Statement No.:
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(3)	Filing Party:
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(4)	Date Filed:
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FOR IMMEDIATE RELEASE

METTLER-TOLEDO INTERNATIONAL INC.
CHANGES TO VIRTUAL-ONLY MEETING FORMAT FOR
2020 ANNUAL MEETING OF SHAREHOLDERS

COLUMBUS, Ohio, USA - April 22, 2020 - Mettler-Toledo International Inc. (NYSE: MTD) ("Mettler-Toledo" or "the Company") today announced that, due to public health issues pertaining to COVID-19 and related restrictions on in-person gatherings, the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will be held in a virtual meeting format only on Thursday, May 7, 2020 at 8:00 A.M. EDT. Shareholders will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting, shareholders are entitled to attend and participate in the Annual Meeting if they owned their shares as of the close of business on the Record Date, March 9, 2020, or if they hold a valid proxy for the Annual Meeting.

Shareholders will be able to attend the Annual Meeting by visiting www.meetingcenter.io/294519986. The password for the meeting is MTD2020.

Registered Shareholder Attendance
Registered shareholders (i.e., shareholders with shares held through our transfer agent, Computershare) do not need to register in advance to attend the Annual Meeting virtually on the Internet. Please use the link provided above and follow the instructions provided. You will need to enter the control number found on your Proxy Card or Notice of Internet Availability of Proxy Materials you previously received.

Registering for Attendance as a Beneficial Owner
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting by submitting proof of your proxy power (legal proxy) reflecting your Mettler-Toledo holdings along with your name and email address to Computershare. Requests for registration should be directed to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (EDT) on May 1, 2020. Computershare will send you an email confirmation of your registration along with your control number, which you will need to access the meeting through the link provided above.

Questions and Shareholder List
The rules and procedures applicable to the meeting will be available during the meeting at the link provided above. Shareholders may submit questions online during the meeting. A list of shareholders of record will be available prior to and during the meeting for inspection by shareholders of record for any legally valid purpose related to the Annual Meeting. To make arrangements to view a copy of the list of shareholders of record prior to the meeting, please contact us using the Contact Information listed in the Investor Relations section of our website.

Voting

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares.

If you are attending the meeting as a shareholder of record or beneficial owner and have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.